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                                                                   EXHIBIT 32.01

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Bottomline Home Loan, Inc. (the "Company") on Form 10-KSB Form for the fiscal year ending June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Buster Williams, Jr., Chief Executive Officer and Chief Financial Officer of Bottomline Home Loan, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Bottomline Home Loan, Inc.




/s/ Buster Williams, Jr.
--------------------------------------
Buster Williams, Jr.
Chief Executive Officer
Chief Financial Officer
September 29, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.